Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 31, 2013, TranS1 Inc. (now Baxano Surgical, Inc.) (the “Company”), through its wholly-owned subsidiary, RacerX Acquisition Corp. (“Merger Sub”), consummated its acquisition of Baxano, Inc. (“Baxano”), pursuant to an Agreement and Plan of Merger, dated March 3, 2013, by and among the Company, Merger Sub, Baxano, and Sumeet Jain and David Schulte solely as Securityholder Representatives, as amended by the First Amendment to Agreement and Plan of Merger, dated April 10, 2013, by and among the parties (such agreement, as amended, the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub merged with and into Baxano, with Baxano remaining as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”). Immediately following the closing of the Merger on May 31, 2013, the Company changed its name to Baxano Surgical, Inc. in connection with the merger of this wholly-owned subsidiary with and into the Company.

Concurrent with the closing of the Merger, and in accordance with the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated March 3, 2013, between the Company and certain investors (the “Investors”), the Company issued and sold to the Investors 7,522,009 shares of the Company’s common stock, at a purchase price of $2.28 per share, resulting in gross proceeds to the Company of approximately $17.2 million (the “Private Placement Transaction”).

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet, or the pro forma balance sheet, as of March 31, 2013 and the Unaudited Pro Forma Condensed Combined Statements of Operations, or the pro forma statements of operations, for the quarter ended March 31, 2013 and the year ended December 31, 2012 combine the historical financial information of the Company and Baxano and are adjusted on a pro forma basis to give effect to the Merger and the Private Placement Transaction as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the Merger and the Private Placement Transaction, which occurred on May 31, 2013, as if they had each been consummated on March 31, 2013, and the pro forma statements of operations for the quarter ended March 31, 2013 and the year ended December 31, 2012 reflect the Merger and Private Placement Transaction as if they had each been consummated on January 1, 2012. The pro forma financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements of each of the Company and Baxano, which were (in the case of the Company’s financial statements) included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2013 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013 or are (in the case of Baxano’s financial statements) included as Exhibits 99.2 and 99.3 to the Current Report on Form 8-K/A to which this exhibit is attached.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the Merger and the Private Placement Transaction been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits which result directly from the transactions.

As of the filing date of the Current Report on Form 8-K/A to which this exhibit is attached, Baxano’s assets and liabilities are presented at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values presented as goodwill. The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of fair market value of the Baxano assets acquired and liabilities assumed and the related allocations of purchase price. The valuations of acquired assets and liabilities are in process and are not expected to be finalized until later in 2013, as information may become available within the measurement period which indicates a potential change to these valuations. Accordingly, the final allocations of and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2013
(in thousands)

					Pro Forma
					Adjustments
			Pro Forma		(Private
	Historical		Adjustments		Placement		Pro Forma
	TranS1	Baxano	(Merger)		Transaction)		Combined
Assets
Current assets:
Cash and cash equivalents	$14,686	$961	$(4,773	)(a)	$16,893	(g)	$27,767
Accounts receivable, net	2,936	1,677	-				4,613
Inventory	5,053	1,984	-				7,037
Prepaid expenses and other assets	655	340	-				995
Total current assets	23,330	4,962	(4,773)		16,893		40,412
Property and equipment, net	2,203	692	-				2,895
Intangible assets	-	-	14,649	(b)			14,649
Goodwill	-	-	9,155	(c)			9,155
Other assets	-	195	-				195
Total assets	$25,533	$5,849	$19,031		$16,893		$67,306

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:

Accounts payable	$3,002	$682	$-				$3,684

Accrued expenses related to U.S. Government settlement	6,359	-	-				6,359
Accrued expenses	1,731	1,535	-				3,266

Convertible debt	-	15,353	(15,353	)(d)			-

Notes payable, current portion	-	3,036	(2,510	)(e)			526

Total current liabilities	11,092	20,606	(17,863)		-		13,835

Noncurrent liabilities:
Notes payable, net of current portion	-	-	2,510	(e)			2,510
Warrant liability	-	131	(131	)(f)			-
Deferred rent	77	143	-				220
Convertible preferred stock	-	58,340	(58,340	)(f)			-
Stockholders' equity (deficit):
Common stock	3	7	(6	)(f)	1	(g)	5
Additional paid-in capital	160,255	1,585	19,692	(f)	16,892	(g)	198,424
Accumulated other comprehensive income (loss)	13	-	-				13
Accumulated deficit	(145,907)	(74,963)	73,169	(f)			(147,701)
Total stockholders' equity (deficit)	14,364	(73,371)	92,855		16,893		50,741
Total liabilities and stockholders' equity (deficit)	$25,533	$5,849	$19,031		$16,893		$67,306

See accompanying notes to the pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the quarter ended March 31, 2013
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	TranS1	Baxano	Adjustments		Combined

Revenue	$3,099	$2,953	$-		$6,052
Cost of revenue	1,031	1,028	-		2,059
Gross profit	2,068	1,925	-		3,993
Operating expenses:
Research and development	1,285	907	-		2,192
Sales and marketing	4,927	3,660	-		8,587
General and administrative	2,863	1,518	390	(h)	3,458
Charges related to U.S. Government settlement	91	-	-		91
Total operating expenses	9,166	6,085	390		14,328
Operating loss	(7,098)	(4,160)	(390)		(10,335)
Interest expense, net	-	(406)	329	(i)	(77)
Other income (expense)	(2)	(6)	-		(8)
Net loss	$(7,100)	$(4,572)	$(61)		$(10,420)

Net loss per common share - basic and diluted	$(0.26)				$(0.28)

Weighted average common shares outstanding - basic and diluted	27,317		10,329	(j)	37,646

Supplemental earnings per share information:

Net loss per common share - basic and diluted	$(0.26)				$(0.23)

Weighted average common shares outstanding - basic and diluted	27,317		17,851	(k)	45,168

See accompanying notes to the pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the year ended December 31, 2012
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	TranS1	Baxano	Adjustments		Combined

Revenue	$14,570	$9,417	$-		$23,987
Cost of revenue	4,309	3,261	-		7,570
Gross profit	10,261	6,156	-		16,417
Operating expenses:
Research and development	5,457	4,778	-		10,235
Sales and marketing	20,049	17,155	-		37,204
General and administrative	6,172	2,486	1,557	(h)	10,215
Charges related to U.S. Government settlement	8,324	-	-		8,324
Total operating expenses	40,002	24,419	1,557		65,978
Operating loss	(29,741)	(18,263)	(1,557)		(49,561)
Interest expense, net	-	(995)	779	(i)	(216)
Other income (expense)	(147)	415	-		268
Net loss	$(29,888)	$(18,843)	$(778)		$(49,509)

Net loss per common share - basic and diluted	$(1.10)				$(1.32)

Weighted average common shares outstanding - basic and diluted	27,267		10,329	(j)	37,596

Supplemental earnings per share information:

Net loss per common share - basic and diluted	$(1.10)				$(1.10)

Weighted average common shares outstanding - basic and diluted	27,267		17,851	(k)	45,118

See accompanying notes to the pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1. Description of Transaction

On May 31, 2013, the Company, through its wholly-owned subsidiary Merger Sub, consummated its acquisition of Baxano pursuant to the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub merged with and into Baxano, with Baxano remaining as the surviving corporation and as a wholly-owned subsidiary of the Company. Immediately following the closing of the Merger on May 31, 2013, the Company changed its name to Baxano Surgical, Inc. in connection with the merger of this wholly-owned subsidiary with and into the Company.

Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement, the Company issued an aggregate of 10,329,066 shares of the Company’s common stock as merger consideration. In connection with the closing of the Merger, 796,772 shares of the Company’s common stock (equal to approximately 7.5% of the total merger consideration) was deposited in a third-party escrow account to secure certain indemnification obligations of the Baxano securityholders and to fund any post-closing adjustment payable to the Company based on excess indebtedness or unpaid transaction expenses of Baxano, or to the extent Baxano’s actual closing working capital is less than target closing working capital of $2,121,000, as of March 31, 2013. Once the amount of any post-closing adjustment is determined and paid, remaining escrow shares, if any, in excess of 5% of the merger consideration will be distributed to the Baxano securityholders. The remainder of the escrow shares will be distributed to the Baxano securityholders promptly following the first anniversary of the closing date to the extent such escrow shares are not then subject to indemnification claims by the Company.

At the closing of the Merger, each outstanding share of capital stock of Baxano was cancelled and extinguished and converted into the right to receive a portion of the merger consideration in accordance with the Merger Agreement. Each promissory note of Baxano that was convertible into capital stock of Baxano (each a “Baxano Note”) was terminated at closing of the Merger, and the holders of such Baxano Notes are entitled to receive merger consideration in accordance with the Merger Agreement. Because the merger consideration is being allocated first to holders of Baxano Notes and then to Baxano stockholders in accordance with Baxano’s certificate of incorporation (the “Allocation”), only holders of Baxano Notes and Baxano Series C Preferred Stock will receive merger consideration. All stock option plans or other stock or equity-related plans of Baxano, all employee stock purchase plans, each outstanding option to purchase common stock of Baxano, whether vested or unvested, and each warrant to acquire capital stock of Baxano were terminated prior to the closing of the Merger.

Concurrent with the closing of the Merger, and in accordance with the terms of the Securities Purchase Agreement, the Company issued and sold to the Investors 7,522,009 shares of the Company’s common stock, at a purchase price of $2.28 per share, resulting in gross proceeds to the Company of approximately $17.2 million.

2. Basis of Presentation

The accompanying pro forma balance sheet and pro forma statements of operations combine the historical financial information of the Company and Baxano and are adjusted on a pro forma basis to give effect to the Merger and the Private Placement Transaction as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the Merger and the Private Placement Transaction, which occurred on May 31, 2013, as if they had each been consummated on March 31, 2013, and the pro forma statements of operations for the quarter ended March 31, 2013 and the year ended December 31, 2012 reflect the Merger and Private Placement Transaction as if they had each been consummated on January 1, 2012. The pro forma financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements of each of the Company and Baxano, which were (in the case of the Company’s financial statements) included in the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2013 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013 or are (in the case of Baxano’s financial statements) included as Exhibits 99.2 and 99.3 to the Current Report on Form 8-K/A to which this exhibit is attached.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the Merger and the Private Placement Transaction been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits which result directly from the transactions.

The pro forma financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, “Fair Value Measurements,” as of the acquisition date. For certain assets and liabilities, book value approximates fair value. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the asset acquisition at the then-current market price, which may be different than the amount of consideration assumed in the pro forma financial statements. Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are expensed in the period in which the costs are incurred.

As of the filing date of the Current Report on Form 8-K/A to which this exhibit is attached, Baxano’s assets and liabilities are presented at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values presented as goodwill. The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of fair market value of the Baxano assets acquired and liabilities assumed and the related allocations of purchase price. The valuations of acquired assets and liabilities are in process and are not expected to be finalized until later in 2013, as information may become available within the measurement period which indicates a potential change to these valuations. Accordingly, the final allocations of and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Under the acquisition method of accounting, the Baxano assets acquired and liabilities assumed will be recorded on the Company’s consolidated financial statements as of the consummation of the Merger, primarily at their respective fair values. In addition, Baxano’s results of operations will be included with the Company’s consolidated results of operations beginning on the closing date, and the Company’s consolidated results of operations prior to the closing date will not be retroactively restated to reflect Baxano’s results of operations.

3. Accounting Policies

The Company is currently performing a detailed review of Baxano’s accounting policies. As a result of this review, it may become necessary to conform Baxano’s accounting policies to be consistent with the accounting policies of the Company. To date, the Company has not identified any significant differences in accounting policies.

4. Purchase Consideration

The following table reflects the merger consideration (in thousands, except percentages and per share amounts):

Number of shares issued at closing (1)	10,329
Fair value per share (2)	$2.06

Fair value of shares issued (3)	$21,278
Cash merger consideration in lieu of shares (4) Other merger consideration (5)	550 2,429
Total fair value of consideration transferred	$24,257

(1)	Represents the number of shares issued at the close of the merger on May 31, 2013 as set forth in the Merger Agreement, as adjusted for cash payments (a) to fund expenses of the Securityholder Representatives and (b) under a compensation plan adopted by Baxano prior to closing providing for bonuses to Baxano employees and non-employee directors, or the Transaction Payment Plan.

(2)	Represents the closing price of the Company’s common stock on The NASDAQ Stock Market LLC on May 31, 2013.

(3)	Represents the number of shares issued at closing multiplied by the fair value per share.

(4)	Represents payments of (a) $250,000 to fund expenses of the Securityholder Representatives and (b) $300,000 under the Transaction Payment Plan.

(5)	Represents $2.3 million paid for interim advances to Baxano after March 31, 2013 and prior to the merger close plus a $150,000 commitment fee paid to replace the Baxano note payable with a new note payable with the same lender.

The Merger Agreement also provides that the purchase price is subject to further adjustment based on adjustments for (i) working capital, (ii) excess indebtedness and (iii) unpaid Baxano transaction expenses that are required to be paid by the Company, including transaction expenses related to any brokers, financial advisors, consultants, accountants, attorneys, or other professionals engaged by Baxano in connection with the transactions contemplated by the Merger Agreement or the Securities Purchase Agreement. Such adjustments could result in the issuance of additional shares of common stock or the return of shares of common stock previously issued. For purposes of the pro forma financial statements, the Company has not assumed that there will be any adjustments with respect to these matters. Any such required adjustments would have the effect of changing the fair value of the merger consideration, with a corresponding change in the amount of goodwill.

5. Preliminary Purchase Price Allocation

The following table summarizes the preliminary purchase price allocation based on estimated fair values as if the Merger had been consummated on March 31, 2013 (in thousands):

Cash	$961
Accounts receivable, net	1,677
Inventory	1,984
Prepaid expenses and other assets	340
Property and equipment, net	692
Identifiable intangible assets	14,649
Other assets	195
Accounts payable	(682)
Accrued expenses	(1,535)
Notes payable	(3,036)
Deferred rent	(143)
Total identifiable net assets	15,102
Goodwill	9,155
Total fair value of consideration	$24,257

6. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are a direct result of the Merger and Securities Purchase Agreement, which are factually supportable and, for pro forma adjustments to the pro forma statements of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained. Given the historical net loss positions of both companies and the full valuation allowances applied to the deferred tax assets at December 31, 2012, there is no expected tax impact of these adjustments on the pro forma balance sheet or statements of operations.

Adjustments to the pro forma balance sheet:

(a)	Represents (i) $250,000 that the Company deposited into an account specified for the purpose of funding the expenses of the Securityholder Representatives; (ii) $300,000 that the Company funded for the Transaction Payment Plan; (iii) $1.8 million of estimated transaction costs related to the Merger that were not previously reflected in the historical financial statements; and (iv) $2.3 million paid for interim advances to Baxano plus a $150,000 commitment fee paid to replace the Baxano note payable with a new note payable with the same lender.

(b)	Represents the preliminary allocation of the fair value of the consideration transferred to the acquired intangible assets of Baxano based on their estimated fair values. Intangible assets that have been identified in this preliminary allocation include: (i) technology, (ii) customer relationships, (iii) in-process research and development and (iv) trade names.

(c)	Represents the difference between the estimated purchase price and the estimated fair values of the identifiable assets acquired and liabilities assumed.

(d)	Represents the payoff of Baxano’s convertible debt, including accrued interest.

(e)	Represents an adjustment to the notes payable to approximately classify them based on the new note payable terms.

(f)	The following pro forma adjustments represent the effects of eliminating Baxano’s convertible debt and equity accounts and issuing TranS1 shares pursuant to the Merger Agreement, and consist of:

(i)	the elimination of Baxano’s warrant liability	$(131)
(ii)	the elimination of Baxano’s convertible preferred stock	(58,340)
(iii)	the elimination of the par value of Baxano’s common stock	(7)
	the par value of TranS1’s shares issued at closing	1
	net change in common stock	(6)
(iv)	the elimination of Baxano’s paid-in capital	(1,585)
	paid-in capital for TranS1’s shares issued at closing	21,277
		19,692
(v)	the elimination of Baxano’s accumulated deficit	74,963
	estimated Merger transaction fees to be expensed	(1,794)
		73,169

(g)	Represents the gross proceeds from the Private Placement Transaction of $17,150,000, less estimated transaction costs of $257,000.

Adjustments to the pro forma statements of operations:

(h)	Represents the amortization of intangible assets acquired in the Merger based on their estimated fair values and useful lives. Estimated useful lives of the intangible assets range from one to ten years and amortization expense has been calculated on a straight-line basis.

(i)	Represents the reduction of interest expense related to the payoff of Baxano’s convertible debt in connection with the Merger.

(j)	Represents the impact of 10,329,000 shares issued in connection with the Merger.

(k)	Represents the impact of 10,329,000 shares issued in connection with the Merger and 7,522,000 shares in connection with the Private Placement Transaction.